Exhibit 5.1

Perkins Coie LLP Letterhead

July 29, 2021

Molson Coors Beverage Company

P.O. Box 4030, NH353

Golden, Colorado 80401

Re:	Registration Statement on Form S-8 of Shares of Class B Common Stock, par value $0.01 per share, of Molson Coors Beverage Company

Ladies and Gentlemen:

We have acted as counsel to Molson Coors Beverage Company (the “Company”) in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), which the Company is filing with the Securities and Exchange Commission with respect to up to an additional 3,500,000 shares of Class B common stock of the Company, par value $0.01 per share (the “Shares”), which may be issued under the Molson Coors Beverage Company Incentive Compensation Plan (formerly the Molson Coors Brewing Company Incentive Compensation Plan, the “Plan”).

In our capacity as counsel, we have examined the Registration Statement and such documents and records of the Company as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

Based upon and subject to the foregoing, we are of the opinion that any original issuance Shares that may be issued by the Company pursuant to the Plan have been duly authorized and that, upon the due execution by the Company of any certificates representing the Shares, the registration by its registrar of such Shares and the issuance thereof by the Company in accordance with the terms of the Plan, and the receipt of consideration therefor in accordance with the terms of the Plan, such Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Perkins Coie LLP